THE PROCTER & GAMBLE SUBSIDIARIES SAVINGS PLAN                                       EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERD PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-14397 on Form S-8 of our report dated June 22, 2007, appearing in this Annual Report on Form 11-K of The Procter & Gamble Subsidiarties Savings Plan for the year ended December 31, 2006.

/S/ DELOITTE & TOUCHE LLP
Cincinnati, Ohio
June 27, 2007